EXHIBIT 10.241

                               INCENTIVE AGREEMENT


               This incentive agreement (this "Agreement"), dated as of December 20, 2001, is by and among Monksland Holdings, BV, a Dutch corporation ("Monksland"), Elan International Services, Ltd., a Bermuda corporation ("EIS"), and Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Ligand").

                                    RECITALS

               WHEREAS, Ligand issued (i) to EIS, an Affiliate of Monksland (as defined in Rule 501 of Regulation D under the Securities Act), on November 9, 1998 a Zero Coupon Convertible Senior Note due 2008 at the issue price of $30,000,000 (the "First 1998 Note"), (ii) to EIS on November 9, 1998 a Zero Coupon Convertible Senior Note due 2008 at the issue price of $10,000,000 (the "Second 1998 Note") and (iii) to Monksland on December 29, 2000 a Zero Coupon Convertible Senior Note due November 9, 2008 at the issue price of $10,000,000 (the "2000 Note" and, together with the First 1998 Note and the Second 1998 Note, the "Notes"), each under a Securities Purchase Agreement, dated as of November 6, 1998 (the "Purchase Agreement"), by and among Ligand, EIS and Elan Corporation, plc, a public limited company organized under the laws of Ireland ("Elan");

               WHEREAS, on November 9, 2001, EIS requested that Ligand reissue each of the First 1998 Note and the Second 1998 Note in the name of Monksland, pursuant to which Ligand reissued each of the First 1998 Note and the Second 1998 Note to Monksland; and

               WHEREAS, Ligand has requested that Monksland convert the Notes into shares of Common Stock on the date that the waiting period (or any extension thereof) applicable to the conversion of the Notes under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have been terminated or shall have expired, and Monksland agrees to so convert the Notes plus $8,263,247 of accrued interest on the First 1998 Note, $2,754,416 accrued interest on the Second 1998 Note and $788,376 of accrued interest on the 2000 Note into shares of Common Stock, all in accordance with that certain letter agreement by and between Monksland and Ligand dated the date hereof (the "Letter Agreement").

               NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

               Section 1. AGREEMENT TO ISSUE INCENTIVE SHARES.

               In consideration for Monksland's agreement to convert all of the aggregate issue price of the Notes plus $11,806,039 of accrued interest into Common Stock under the terms and conditions of the Notes, as set forth on the Conversion Notice, dated as of the date hereof, for each of the Notes and as set forth in the Letter Agreement, Ligand will issue 274,843 shares of Common Stock (the "Incentive Shares") to EIS, subject to the terms and conditions of this Agreement. The Incentive Shares shall not be subject to forfeiture by EIS or repurchase or redemption by Ligand by virtue of failure to obtain any necessary approvals under the HSR Act.


               Section 2. REPRESENTATIONS AND WARRANTIES OF LIGAND.

     (i) Except as otherwise set forth in the Schedule of Exceptions (as updated on December 20, 2001) attached hereto as EXHIBIT A, the representations and warranties of Ligand contained in the Purchase Agreement that are qualified by any Material Adverse Effect or materiality are true and correct in all respects and the representations and warranties of Ligand contained in the Purchase Agreement that are not so qualified are true and correct in all material respects, in each case, on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, and Ligand has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under the Purchase Agreement at or prior to the date hereof;

     (ii) As of the date hereof and since June 30, 1998, except as set forth in the SEC Reports or the Schedule of Exceptions (as updated on December 20, 2001), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

     (iii) The issuance of the Incentive Shares has not been enjoined (temporarily or permanently);

     (iv) Each of the Purchase Agreement the New Registration Rights Agreement, the License Agreement and, to the extent outstanding, the Securities, are, and after giving effect to the issuance of the Incentive Shares, will be, valid and enforceable against Ligand, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution under the New Registration Rights Agreement may be limited by federal and state securities laws and public policy considerations, and no event that constitutes a breach of or a default under (or an event which, with notice or passage of time or both would constitute a default under) this Agreement, the New Registration Rights Agreement, the License Agreement or, to the extent outstanding, the Securities, by Ligand has occurred and is continuing or, after giving effect to the issuance and sale of the Incentive Shares, will have occurred and be continuing;

     (v) Under the Preferred Share Rights Agreement, dated as of September 13, 1996, between Ligand and Wells Fargo Bank, N.A., as amended (the "Rights Agreement"), no event

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


has occurred that has caused or will cause, and none of the execution of this Agreement or the consummation of the transactions contemplated hereby, including the issuance of the Incentive Shares, will cause, rights issued thereunder to become exercisable or a "Distribution Date" to occur, assuming compliance by Elan and its Affiliates with the provisions of Section 14(c) of the Purchase Agreement; and

     (vi) The New Registration Rights Agreement has been duly amended to include the Incentive Shares within the definition of Registrable Securities thereunder.


               Section 3. REPRESENTATIONS AND WARRANTIES OF EIS.

     (i) EIS acknowledges that the issuance of the Incentive Shares will not be registered under the Securities Act or any other applicable securities laws, and that the Incentive Shares will be issued in transactions not requiring registration under the Securities Act and, unless so registered, the Incentive Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (iii) below;

     (ii) EIS is outside of the United States and is not a "U.S. person" (as such term is defined in Regulation S);

     (iii) Until the expiration of the "one-year distribution compliance period" within the meaning of Rule 903 of Regulation S, EIS will not sell or otherwise transfer the Incentive Shares, except (i) to Ligand or its Subsidiaries, (ii) pursuant to an effective registration statement that has been declared effective under the Securities Act, (iii) in an offshore transaction in accordance with Rule 904 of Regulation S or (iv) pursuant to any other available exemption from the registration requirements of the Securities Act, including Rule 144. After the expiration of such "one-year distribution compliance period," EIS will not sell or otherwise transfer the Incentive Shares, except pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with the provisions of Regulation S and applicable state securities laws;

     (iv) EIS understands that the certificates representing the Incentive Shares will, so long as appropriate, bear the legend set forth in clause (vi) of
Section 4(a) of the Purchase Agreement;

     (v) EIS agrees that Ligand shall be entitled to make a notation on its records and give instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth in the Purchase Agreement;

     (vi) EIS (a) believes that it has received all information it considers necessary or appropriate and has had an opportunity to ask questions and receive answers from Ligand regarding the terms and conditions of the issuance and sale of the Incentive Shares and the


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

business, properties, prospects and financial condition of Ligand; PROVIDED that this clause (vi) shall in no way limit or modify the representations and warranties of Ligand set forth in Section 3 of the Purchase Agreement or the right of EIS to rely thereon; (b) acknowledges that it is a sophisticated investor and that an investment in the Incentive Shares involves a high degree of risk; and (c) understands that the valuation price of the Incentive Shares may or may not exceed the last publicly quoted per share "asked" price of the Common Stock on the date hereof;

     (vii) EIS will be acquiring the Incentive Shares for its own account for the purpose of investment and not (a) with a view to, or for sale in connection with, any distribution thereof or (b) for the account or on behalf of any "U.S. person" (as such term is defined in Regulation S); EIS understands, acknowledges and agrees that it must bear the economic risk of its investment in the Incentive Shares for an indefinite period of time and that prior to any offer or sale of such securities, Ligand may require, as a condition to effecting a transfer of the Incentive Shares, an opinion of its counsel, acceptable to Ligand, as to the registration or exemption therefrom under the Securities Act;

     (viii) EIS was not formed specifically for the purpose of acquiring the Incentive Shares under this Agreement;

     (ix) Neither EIS nor any of its Affiliates has entered into, directly or indirectly, within the past 90 days, nor will EIS or any of its Affiliates enter into, directly or indirectly, until the expiration of the "one-year distribution compliance period" within the meaning of Rule 903 of Regulation S (x) any short selling of any equity security of Ligand (including, without limitation, the Common Stock) or (y) any hedging transaction with respect to any equity security of Ligand, including, without limitation, puts, calls, or other option transactions, option writing and equity swaps, unless in compliance with the Securities Act;

     (x) EIS, on behalf of itself and its Affiliates, acknowledges that the issuance of the Incentive Shares shall not result in an adjustment to the Conversion Price of the Notes under Section 6(i) thereof.

               Section 4. ACKNOWLEDGMENT OF LIGAND.

               Ligand acknowledges that, notwithstanding anything in the Purchase Agreement, the acquisition of the Incentive Shares by EIS shall not be violative of any standstill provision contained in the Purchase Agreement, including Section 14(c) thereof, or any standstill provision otherwise applicable to EIS, and that the Incentive Shares shall be afforded all of the rights and exceptions afforded the Shares under such applicable provisions; PROVIDED that Ligand shall have no obligation to amend the Rights Agreement with respect to the Incentive Shares.

               Section 5. MISCELLANEOUS.

     (i) APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE


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GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

     (ii) WAIVER. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

     (iii) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (iv) TERMS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.




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


               IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto and delivered as of the date first written above.


                           MONKSLAND HOLDINGS, BV


                           By:      /S/KEVIN INSLEY
                                    -----------------------------------
                                    Name:  Kevin Insley
                                    Title:    Attorney in Fact


                           ELAN INTERNATIONAL SERVICES, LTD.


                           By:      /S/KEVIN INSLEY
                                    -----------------------------------
                                    Name:  Kevin Insley
                                    Title:    President


                           LIGAND PHARMACEUTICALS INCORPORATED


                           By:      /S/PAUL V. MAIER
                                    -----------------------------------
                                    Name:    Paul V. Maier
                                    Title:   Senior Vice President
                                             Chief Financial Officer





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

                             SCHEDULE OF EXCEPTIONS

                          As Updated December 20, 2001

     THIS SCHEDULE OF EXCEPTIONS IS MADE AND GIVEN PURSUANT TO SECTION 3 OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF NOVEMBER 6, 1998 (THE "AGREEMENT"). THE SECTION NUMBERS IN THIS SCHEDULE OF EXCEPTIONS CORRESPOND TO THE SECTION NUMBERS IN THE AGREEMENT; HOWEVER, ANY INFORMATION DISCLOSED HEREIN UNDER ANY SECTION NUMBER SHALL BE DEEMED TO BE DISCLOSED AND INCORPORATED INTO ANY OTHER SECTION NUMBER UNDER THE AGREEMENT WHERE SUCH DISCLOSURE WOULD OTHERWISE BE APPROPRIATE. ANY TERMS DEFINED IN THE AGREEMENT SHALL HAVE THE SAME MEANING WHEN USED IN THIS SCHEDULE OF EXCEPTIONS AS WHEN USED IN THE AGREEMENT UNLESS THE CONTEXT OTHERWISE REQUIRES.

     NOTHING HEREIN CONSTITUTES AN ADMISSION OF ANY LIABILITY OR OBLIGATION OF THE COMPANY NOR AN ADMISSION AGAINST THE COMPANY'S INTEREST. THE INCLUSION OF ANY AGREEMENT OR OTHER MATTER HEREIN OR ANY EXHIBIT HERETO SHOULD NOT BE INTERPRETED AS INDICATING THAT THE COMPANY HAS DETERMINED THAT SUCH AN AGREEMENT OR OTHER MATTER IS NECESSARILY MATERIAL TO THE COMPANY. PURCHASER ACKNOWLEDGES THAT CERTAIN INFORMATION CONTAINED IN THIS SCHEDULE MAY CONSTITUTE MATERIAL
CONFIDENTIAL INFORMATION RELATING TO THE COMPANY WHICH MAY NOT BE USED FOR ANY PURPOSE OTHER THAN IN CONNECTION WITH PURCHASER'S DECISION TO PURCHASE CERTAIN SECURITIES OF THE COMPANY PURSUANT TO THE AGREEMENT.

SCHEDULE 3(e)

     Rights granted pursuant to the Registration Rights Agreement have expired pursuant to its terms and such rights have been replaced with the New Registration Rights Agreement.

SCHEDULE 3(f)(i)

         Glycomed, Inc.
         Allergan Ligand Retinoid Therapeutics, Inc.
         Seragen, Inc.
         Ligand Pharmaceuticals (Canada) Incorporated
         Ligand Pharmaceuticals International, Inc.
         Ligand Pharmaceuticals UK, Ltd.
         Ligand JVR, Inc.
         Marathon Biopharmaceuticals, Inc.

SCHEDULE 3(f)(ii)

     Epimmune, Inc. ("Epimmune") has rights to make certain payments under an agreement with the Company in shares of Epimmune common stock.

     The Company is a member of Nexus Properties VI LLC ("Nexus VI"), holding a 1% interest. Nexus VI owns the parcel of land and the Company's headquarters at 10275 Science Center Drive, San Diego, California.

     The Company owns 6,000,000 shares of the Series B Preferred Stock of X-Ceptor Therapeutics, Inc.

SCHEDULE 3(m)

     For purposes of that certain Incentive Agreement by and among Purchaser, Monksland Holdings, BV and the Company dated December 20, 2001 (the "Incentive Agreement"), this Schedule of Exceptions, Section 3(f) of the Agreement, Section 3(p) of the Agreement and Section 3(q) of the Agreement, "SEC Reports" shall mean the forms, reports, registration statements and documents filed by the Company from and including December 31, 1996 through December 20, 2001.

SCHEDULE 3(o)

Seragen, Inc. ("Seragen"), the Company's subsidiary, and the Company were named parties to SERGIO M. OLIVER, ET AL. V. BOSTON UNIVERSITY, ET AL., a putative shareholder class action filed on December 17, 1998, in the Court of Chancery in the State of Delaware in and for New Castle County, C.A. No. 16570NC, by Sergio
M. Oliver and others against Boston University and others, including Seragen, its subsidiary Seragen Technology, Inc. and former officers and directors of Seragen. The complaint, as amended, alleged that the Company aided and abetted purported breaches of fiduciary duty by the Seragen related defendants in connection with the acquisition of Seragen by the Company and made certain misrepresentations in related proxy materials and seeks compensatory and punitive damages of an unspecified amount. On July 25, 2000, the Delaware Chancery Court granted in part and denied in part defendants' motions to dismiss. Seragen, the Company, Seragen Technology, Inc., and the Company's acquisition subsidiary, Knight Acquisition Corp., were dismissed from the action. Claims of breach of fiduciary duty remain against the remaining defendants, including certain of the former officers and directors of Seragen. On October 10, 2000, plaintiffs filed a motion for class certification, which the remaining defendants have opposed. The hearing on the plaintiffs' motion for class certification took place on February 26, 2001. The court took the matter under submission and has not yet issued a ruling. The litigation is currently in the discovery phase. While the Company and Seragen have been dismissed from the action, such dismissal is subject to a possible subsequent appeal upon judgment in the action against the remaining parties. Seragen has indemnification obligations to its former officers and directors.

On September 21, 2000, a class action lawsuit was filed in the Superior Court of the State of California against the Company and a specified former employee of the Company. The complaint, as amended, alleges claims of invasion of privacy, negligence, fraud and deceit, and negligent infliction of emotional distress based on, among other things, an allegation that the Company, as successor-in-interest to its Glycomed Incorporated subsidiary and by reason of its position as employer, negligently and fraudulently allowed a former employee to access and publish private information of the plaintiffs. On October 10, 2001, the plaintiffs moved for and obtained the court's permission to file a Second Amended Complaint omitting the class action allegations and seeking damages of an unspecified amount on behalf of 14 individual former employees of Glycomed.

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On December 11, 2001, a lawsuit was filed in the United States District Court for the District of Massachusetts against the Company by the Trustees of Boston University and other former stakeholders of Seragen. The complaint alleges claims of breach of contract, breach of the implied covenant of good faith and fair dealing, and unfair and deceptive trade practices based on, among other things, allegations that the Company wrongfully withheld approximately $2.1 million in consideration due to the plaintiffs under the Seragen acquisition agreement. The complaint seeks payment of the withheld consideration and treble damages. The Company has not yet responded to the complaint.

SCHEDULE 3(s)

     The Company has entered into capital lease and equipment note payable agreements. The Company has also entered into operating lease agreements for office and research facilities with varying terms. These agreements provide for security interests in the underlying assets. In early 1998, the Company entered into a 17-year lease and the Company loaned the construction partnership $3.7 million which will be repaid with interest over a 10-year period.

SCHEDULE 3(t)

     See Schedule 3(o).

SCHEDULE 3(u)

     The Company has become aware that a United States patent has been issued to, and foreign counterparts have been filed by, Hoffman LaRoche ("LaRoche") which covers pharmaceutical uses of 9-cis-retinoic acid (LGD1057) which may conflict with the Company's right under the patent applications. The U.S. Patent and Trademark Office ("PTO") has informed the Company that the overlapping claims are patentable to the Company and initiated an interference proceeding to determine whether the Company or LaRoche is entitled to a patent by having been first to invent the common subject matter. The Company cannot be assured of a favorable outcome in the interference proceeding because of factors not known at this time which may impact the outcome. In addition, the interference proceeding may delay the decision of the PTO regarding the Company's application for the current formulations of Oral and Topical Panretin (LGD1057) products. The LaRoche patent does not cover the use of the current formulations of Oral and Topical Panretin (LGD1057) to treat leukemias such as APL and sarcomas such as KS, or the treatment of skin diseases such as psoriasis, if the Company does not prevail in the interference proceeding, the LaRoche patent might block the Company's use of Oral Panretin (LGD1057) in certain cancers, and the Company may not be able to obtain patent protection for the Oral and Topical Panretin (LGD1057) products.

     The Company has received notice from Oncogene Science, Inc. ("OSI") stating that the activities of the Company's STATs program may infringe one or more patents issued to OSI. The Company believes a number of companies in the biotechnology industry received similar letters. The Company has received a preliminary opinion of its outside patent counsel that its activities do not infringe OSI's patents.

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SCHEDULE 3(aa)

     See Schedule 3(e) above.

     The Company has granted registration rights pursuant to the New Registration Rights Agreement.

SCHEDULE 3(dd)

     The Company has previously informed representatives of Purchaser of its engagement of Lehman Brothers and Bear, Stearns & Co. Inc. in connection with the transactions contemplated by the Agreement and/or the License Agreement, including the issuance of the Shares.







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